Exhibit 10.18

Executive Officer Summary Compensation Sheet

Annual Cash Compensation for Senior Executive Officers

The annual cash compensation for Executive Officers of Rackable Systems, Inc. as of December 29, 2007, was as follows:

Executive Officers	Annual Base Salary	Annual Target Bonus

Mark J. Barrenechea	$350,000	$250,000
Chief Executive Officer

Giovanni Coglitore	$250,000	$100,000
Founder and Chief Technology Officer

Anthony P. Gaughan	$270,000	$135,000
Senior Vice President and Chief Products Officer

Maurice Leigenstern	$235,000	$94,000
General Counsel, Senior Vice President and Corporate Secretary

Madhu Ranganathan	$263,000	$105,000
Chief Financial Officer

David M. Yoffie	$240,000	$84,000
Senior Vice President of Operations

Cash Bonus Arrangements for Executive Officers:

1.	25% of the Annual Target Bonus maybe earned each quarter. The bonus awards are determined based upon Rackable Systems’ achievement of certain performance goals to be established by the Compensation Committee of the Board.